Exhibit 99.1

Ipsidy Announces Results for Year Ended December 31, 2017

LONG BEACH, N.Y., March 15, 2018 -- Ipsidy Inc. (www.ipsidy.com) [OTCQB:IDTY], (formerly known as ID Global Solutions Corporation), a provider of secure, biometric identification, identity management and electronic transaction processing services, today announced its results for the year ended December 31, 2017.

Financial Highlights for the Year Ended December 31, 2017

●	Total revenue for the year ended December 31, 2017 was $2.3 million compared to $1.9 million for the year ended December 31, 2016.

●	Net loss for the year ended December 31, 2017 was $17.5 million compared to a net loss of $9.9 million for the year ended December 31, 2016. In 2017, there was a negative impact of $4.1 million from the elimination of debt and modification of warrants, as compared to a positive impact of $7.3 million in 2016 from the reduction in the derivative liability.

●	Basic and fully diluted net loss per share for the years ended December 31, 2017 and December 31, 2016 were both $0.05 cents.

●	Adjusted EBITDA loss for the year ended December 31, 2017 was $5.7 million compared to an Adjusted EBITDA loss of $4.3 million for the year ended December 31, 2016, as the Company invested in infrastructure and technology and engaged additional personnel to support on-going and future operations.

●	Converted outstanding debt and accrued interest in the amount of approximately $6.3 million into approximately 84.8 million shares of common stock.

●	Repaid an additional $0.3 million of outstanding debt, cancelled 3.6 million warrants and cancelled 2.5 million shares of the Company’s common stock.

●	Secured $9.0 million of additional equity and $3.0 million of debt financing.

●	Total liabilities reduced to $4.1 million as of December 31, 2017, compared to liabilities of $25.8 million as of December 31, 2016, and stockholders’ equity increased to $12.9 million as of December 31, 2017, compared to a stockholders’ deficit of $13.3 million as of December 31, 2016.

The combination of the above events resulted in the substantial improvement in the Company’s balance sheet and provided near-term working capital.

Refer to Table 1 for reconciliation of net income to Adjusted EBITDA (a non-GAAP measure).

Operational Highlights

●	Announced the appointment of Philip Beck as Chairman of the Board of Directors, Chief Executive and President and Stuart Stoller as Chief Financial Officer on January 31, 2017.

●	Added Ted Stern to the Board of Directors on September 28, 2017.

●	Changed name to Ipsidy Inc. adopted the new ticker symbol “IDTY” and in February 2018 Ipsidy was upgraded to the OTC Markets OTCQB tier. This is a Venture Market for early stage and developing companies who are current in their filings and undergo an annual verification and management certification process.

●	Continued process improvements to the Company’s MultiPay bill pay transaction platform in Colombia.

●	Continued to enhance our identity transaction platform.

●	Initiated pilot programs in the United States using IdLok to provide identity and transaction authentication, in order to test our products in the market, gain customer and use feedback and ready the products for commercial launch in the marketplace.

●	In December 2017, we won an international tender by the Zimbabwe Electoral Commission for the provision of our IdSearchTM / IMS Voter Registry Automated Fingerprint Identification System (AFIS) to provide automated voter roll publication and ensure that no duplicate entries exist in the voter roll for the forthcoming election.

“2017 was a year of transformational change,” said Philip Beck, Chairman and Chief Executive Officer of Ipsidy. “The Company was recapitalized, management was reorganized and the Ipsidy team strengthened. We continue to enhance our identity transaction platform, in order to create trusted transactions to approve everyday events. Our platform enables customers to choose the levels of friction and assurance that are appropriate to their business. We are looking forward to an exciting year of progress.”

We are building upon our existing capabilities in biometric identification and multi-factor identity authentication and management solutions to develop an identity transaction platform for our business customers. The platform is being designed to enable the end users of our business customers to more easily authenticate their identity through a mobile phone or portable device of their choosing (as opposed to dedicated hardware). Our system enables participants to complete transactions with a digitally signed authentication response, including the underlying transaction data and embedded attributes of the participant’s identity.

We believe that it is essential that businesses and consumers know who is on the other side of an electronic transaction and have an audit trail, proving that the identity of the other party was duly authenticated. We are continuing to enhance solutions to provide our customers with the next level of transaction security, control and certainty. Our platform uses biometric and multi-factor identity management solutions, which are intended to support a wide variety of electronic transactions. We define “electronic transactions” in the broadest sense to include not only financial transactions (i.e. exchanges of value in all of their forms), and legal transactions (e.g. approving the release of personal or other confidential data or the execution of documents), but also access control to physical environments (e.g. border crossings and secure areas at offices, data centers and other sensitive locations) and digital environments (e.g. accessing account information, voting systems, email systems and controlling data network log-ins).

Additional analysis of the Company’s performance can be found in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Quarterly Report on Form 10-K for the year ended December 31, 2017 filed at www.sec.gov and posted on the Company’s investor relations website.

About Ipsidy:

Ipsidy Inc (OTCQB:IDTY) www.ipsidy.com (formerly known as ID Global Solutions Corporation OTC:IDGS) is a provider of secure, biometric identification, identity management and electronic transaction processing services. Ipsidy is headquartered in New York and has operating subsidiaries: MultiPay in Colombia, www.multipay.com.co and Cards Plus in South Africa, www.cardsplus.co.za. Our identity transaction platform creates a trusted transaction, embedding authenticated identity and event details with a digital signature and using a participant’s mobile device to approve everyday transactions. Our platform is being designed to use biometric and multi-factor identity management solutions, which are intended to support a wide variety of electronic transactions. We believe that it is essential that businesses and consumers know who is on the other side of an electronic transaction and have an audit trail, proving that the identity of the other party was duly authenticated. We continue to enhance our solutions to provide our customers with the next level of transaction security, control and certainty over everyday transactions. Further information on Ipsidy can be found at www.ipsidy.com or contact us at sales@ipsidy.com.

Contacts:

Ipsidy Inc.

Philip D. Beck, Chairman, CEO & President Stuart P. Stoller, CFO	PhilipBeck@ipsidy.com StuartStoller@ipsidy.com

Notice Regarding Forward-Looking Statements.

Information contained in this announcement may include “forward-looking statements.” All statements other than statements of historical facts included herein, including, without limitation, those regarding the financial position, business strategy, plans and objectives of management for future operations of both Ipsidy and its business partners, future service launches with customers, the outcome of pilots and new initiatives and customer pipeline are forward-looking statements. Such forward-looking statements are based on a number of assumptions regarding Ipsidy present and future business strategies, and the environment in which Ipsidy expects to operate in the future, which assumptions may or may not be fulfilled in practice. Implementation of some or all of the new services referred to is subject to regulatory or other third party approvals. Actual results may vary materially from the results anticipated by these forward-looking statements as a result of a variety of risk factors, including the risk that implementation, adoption and offering of the service by customers, consumers and others may take longer than anticipated, or may not occur at all; changes in laws, regulations and practices; changes in domestic and international economic and political conditions and others. Additional risks may arise with respect to commencing operations in new countries and regions, of which Ipsidy is not fully aware at this time. See the Company’s Annual Report Form 10-K for the Fiscal Year ended December 31, 2017 filed at www.sec.gov for other risk factors which investors should consider. These forward-looking statements speak only as to the date of this announcement and cannot be relied upon as a guide to future performance. Ipsidy expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statements contained in this announcement to reflect any changes in its expectations with regard thereto or any change in events, conditions or circumstances on which any statement is based.

Non-GAAP Financial Information.

The Company provides certain non-GAAP financial measures in this statement. Management believes that Adjusted EBITDA, when viewed with our results under GAAP and the accompanying reconciliations, provides useful information about our period-over-period results. Adjusted EBITDA is presented because management believes it provides additional information with respect to the performance of our fundamental business activities and is also frequently used by securities analysts, investors and other interested parties in the evaluation of comparable companies. We also rely on Adjusted EBITDA as a primary measure to review and assess the operating performance of our company and our management team in connection with our executive compensation. These non-GAAP key business indicators, which include Adjusted EBITDA, should not be considered replacements for and should be read in conjunction with the GAAP financial measures.

We define Adjusted EBITDA as GAAP net loss adjusted to exclude: (1) interest expense, (2) interest income, (3) provision for income taxes, (4) depreciation and amortization, (5) stock-based compensation expense (5) derivative income (expense) and (6) certain other items management believes affect the comparability of operating results. Please see “Adjusted EBITDA” below for more information and for a reconciliation of Adjusted EBITDA to net income, the most directly comparable financial measure calculated and presented in accordance with GAAP.

IPSIDY INC AND SUBSIDIARIES

Reconciliation of Net Loss to Adjusted EBITDA

(Unaudited)

	For the Year Ended
	December 31, 2017	December 31, 2016

Net loss	$(17,481,629)	$(9,851,403)

Add Back:

Interest expense	1,337,081	3,625,984
Income taxes	28,781	2,946
Conversion of debt, derivative liability, and modifications	4,106,652	(7,345,000)
Depreciation and amortization	475,211	421,694
Write-off of asset	212,862	225,862
Stock compensation	5,650,072	8,648,212

Adjusted EBITDA (Non-GAAP)	$(5,670,970)	$(4,271,705)

IPSIDY INC AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	December 31,	December 31,
	2017	2016

ASSETS
Current Assets:
Cash	$4,413,822	$689,105
Accounts receivable, net	165,929	138,359
Current portion of net investment in direct financing lease	52,790	44,990
Inventory, net	492,030	150,679
Other current assets	218,537	166,479
Total current assets	5,343,108	1,189,612

Property and equipment, net	209,719	115,682
Other Assets	1,243,531	358,343
Intangible Assets, net	2,878,080	3,474,291
Goodwill	6,736,043	6,736,043
Net investment in direct financing lease, net of current portion	618,763	674,015
Total assets	$17,029,244	$12,547,986

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current Liabilities:
Accounts payable and accrued expenses	$1,447,185	$1,687,900
Convertible notes payable, net	—	250,000
Derivative liability	—	8,388,355
Capital lease obligation, current portion	27,420	—
Notes payable, net, current portion	—	109,819
Deferred revenue	122,511	398,680
Total current liabilities	1,597,116	10,834,754

Long-term liabilities:
Convertible notes payable, net, less current maturities	—	3,051,603
Notes payable, net, less current maturities	2,375,720	2,245,596
Capital lease obligation, net of current portion	115,509	—
Derivative liability, net of current portion	—	9,668,276
Total long-term liabilities	2,491,229	14,965,475
Total liabilities	4,088,345	25,800,229

Commitments and Contingencies

Stockholders’ Equity (Deficit):
Common stock, $0.0001 par value, 1,000,000,000 and 500,000,000 shares authorized; 403,311,988 and 234,704,655 shares issued and outstanding as of September 30, 2017 and December 31, 2016, respectively	40,331	23,470
Additional paid in capital	79,053,339	35,341,669
Accumulated deficit	(66,407,622)	(48,925,993)
Accumulated comprehensive income	254,851	308,611
Total stockholders’ equity (deficit)	12,940,899	(13,252,243)
Total liabilities and stockholders’ equity (deficit)	$17,029,244	$12,547,986

IPSIDY INC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Year Ended
	December 31,
	2017	2016

Revenues:
Products and services	$2,228,910	$1,877,446
Lease income	74,696	52,492
Total revenues, net	2,303,606	1,929,938

Operating Expenses:
Cost of sales	589,254	492,237
General and administrative	13,026,188	14,243,363
Research and development	222,068	340,317
Depreciation and amortization	475,211	421,494
Total operating expenses	14,312,721	15,497,411

Loss from operations	(12,009,115)	(13,567,473)

Other Income (Expense):
(Loss) gain on derivative liabilities	(452,146)	7,345,000
Gain on extinguishment of notes payable	2,802,234	—
Loss on modification of derivatives	(319,770)	—
Loss on modification of warrants	(158,327)	—
Loss on settlement of notes payable	(5,978,643)	—
Interest expense	(1,337,081)	(3,625,984)
Other income (expense), net	(5,443,733)	3,719,016

Loss before income taxes	(17,452,848)	(9,848,457)

Income tax expense	28,781	2,946

Net loss	$(17,481,629)	$(9,851,403)

Net Loss Per Share - Basic and Diluted	$(0.05)	$(0.05)

Weighted Average Shares Outstanding - Basic and Diluted	338,485,301	217,570,666

IPSIDY INC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Year Ended
	December 31,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net(loss) income	$(17,481,629)	$(9,851,403)
Adjustments to reconcile net loss with cash used in operations:
Depreciation and amortization expense	475,211	421,494
Stock-based compensation	5,650,072	8,648,212
Common stock issued for services	140,151	311,103
Amortization of debt discount and debt issuance costs, net	937,133	3,165,079
Loss (gain) on derivative liability	452,146	(7,345,000)
Gain on settlement of notes payable	(2,802,234)	—
Loss on modification of derivatives	319,770	—
Loss on modification of warrants	158,327	—
Loss on conversion of debt	5,978,643
Write off of abandoned property	212,862	225,862
Gain on sale of property		(3,681)
Changes in operating assets and liabilities:
Accounts receivable	(36,963)	674,952
Net investment in direct financing lease	47,452	28,939
Other current assets	(52,058)	(32,255)
Inventory	(354,227)	(194,473)
Accounts payable and accrued expenses	90,353	(254,560)
Deferred revenue	(276,169)	398,680
Net cash flows from operating activities	(6,541,160)	(3,807,051)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(13,246)	(23,565)
Proceeds from sale of property and equipment		8,007
Investment in other assets including work in process	(894,435)	(283,813)
Cash acquired in acquisitions	—	419,042
Net cash flows from investing activities	(907,681)	119,671

IPSIDY INC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (cont)

(Unaudited)

	Year Ended
	December 31,
	2017	2016
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of notes payable and common stock	3,000,000	1,550,000
Proceeds from issuance of converible notes payable, common stock and warrants	—	1,375,000
Proceeds from issuance of notes payable, related parties	—	13,609
Proceeds from the sale of common stock and other	9,002,290	1,250,000
Proceeds from exercise of common stock warrants	26,400	—
Payment of debt and equity issuance cost	(750,975)	(229,423)
Principal payments on capital lease obligations	(59,819)	(120,242)
Principal payments on notes payable	(30,842)	(89,569)
Net cash flows from financing activities	11,187,054	3,749,375

Effect of foreign currencies	(13,496)	277,237

Net change in Cash	3,724,717	339,232
Cash, Beginning of Period	689,105	349,873
Cash, End of Period	$4,413,822	$689,105

Supplemental Disclosure of Cash Flow Information:
Cash paid for interest	$22,192	$11,051
Cash paid for income taxes	$28,781	$2,946

Non-cash Investing and Financing Activities:
Issuance of common stock for conversion of debt and related interest	$21,609,673	$21,122
Issuance of common stock in settlement of liability	$—	$59,681
Issuance of common stock for debt issuance costs	$224,460	$257,696
Issuance of common stock with debt	$—	$222,815
Issuance of warrants for inventory costs	$—	$79,081
Reclassification of derivatives upon removal of price protection in warrants	$7,614,974	$692,850
Debt discount for fair value of warrants issued in connection with debt	$—	$358,411
Debt disocunt for fair value of embedded conversion features	$—	$290,425
Reclassification of inventory to net investment in direct financing lease	$—	$747,944
Acquisition of equipment due to a capital lease	$163,407	$—
Acquisition of FIN Holdings (2016):
Issuance of common stock as consideration	$—	$9,000,000
Assumed liabilities	—	914,218
Inventory	—	(112,408)
Accounts receivable	—	(311,867)
Property and equipment	—	(100,339)
Intangible assets	—	(8,970,562)
Cash acquired	$—	$419,042